UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):	October 20, 2006

MERITAGE HOSPITALITY GROUP INC.
(Exact Name of Registrant as Specified in Charter)

Michigan
(State or Other Jurisdiction
of Incorporation)

001-12319	38-2730460
(Commission File Number)	(IRS Employer
Identification Number)

3210 Eagle Run Drive, N.E., Suite 100
Grand Rapids, Michigan 49525
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (616) 776-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 20, 2006, the Company’s Board of Directors authorized a purchase agreement to acquire a two-acre parcel on Eleuthera Island in the Bahamas to develop a waterfront condominium hotel with up to 90 units. The purchase agreement, which was entered into on August 23, 2006, had been subject to Board approval, and remains subject to multiple conditions and required approvals before any development can proceed. These conditions include, but are not limited to, obtaining governmental entitlements for the development, affiliation with a nationally recognized franchise hotel brand, and the approval of an 843-acre upscale leisure and mixed-use resort development on southern Eleuthera Island termed “Lighthouse Point.” The Company anticipates that the process for obtaining the required entitlements and approvals could take three to nine months.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description of Document
10.1	Purchase Agreement dated August 23, 2006, described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITAGE HOSPITALITY GROUP INC.

Date: October 23, 2006	By:	/s/ Robert E. Schermer, Jr.
Robert E. Schermer, Jr.
Chief Executive Officer